Exhibit 10.1

LOAN EXTENSION AGREEMENT

This Loan Extension Agreement (the “Agreement”) is entered into as of November 11, 2015 (the “Execution Date”), to be effective as of November 1, 2015 (the “Effective Date”), by and between HEALTHWAREHOUSE.COM, INC., a Delaware corporation, HWAREH.COM, INC., a Delaware corporation, and HOCKS.COM, INC., an Ohio corporation, jointly and severally, (collectively, “Borrower”), and MELROSE CAPITAL ADVISORS, LLC, an Ohio limited liability company (together with its successors and assigns, “Lender”).

WHEREAS, Borrower is indebted to Lender pursuant to the Amended and Restated Promissory Note most recently dated March 1, 2015, in the original principal amount of $750,000 (the “Note”);

WHEREAS, the Note is secured by the following (collectively, the “Collateral”):  (i) a Security Agreement from Borrower dated March 28, 2013, covering all business assets, including but not limited to accounts, inventory, equipment, deposit accounts and general intangibles; (ii) UCC-1 financing statements filed in the appropriate offices to perfect the Lender’s security interests; (iii) Deposit Account Control Agreement dated August 18, 2014 between Borrower, Lender and BB&T Corporation (formerly known as The Bank of Kentucky, Inc.) with respect to Borrower’s deposit accounts at BB&T and (iv) Deposit Account Control Agreement dated October 22, 2015 between Borrower, Lender and Cheviot Savings Bank with respect to Borrower’s deposit accounts at Cheviot) (collectively, the “Security Agreements” and together with the Note and all other documents executed in connection with the loans evidenced by the Note, as such have been amended and/or restated, will be collectively referred to herein as the “Loan Documents”);

WHEREAS, the Note matured on November 1, 2015 and became due and payable in full and remains unpaid;

WHEREAS, an Event of Default occurred under Section 9(iv) of the Note on August 21, 2015, based on a violation of Section 7(b) of the Note, which provides that the Borrower will not “incur or permit to exist any…lien or charge of any kind upon any of its property,” for a period of 10 days. Northlich, a creditor of Borrower, obtained a judgment against Borrower in the Boone County Circuit Court in the amount of $83,766.21, plus interest and costs (the “Judgment”), on August 11, 2015, and the Court issued a Notice of Judgment Lien on such date. Therefore, an Event of Default occurred on August 21, 2015 — 10 days after the date on which the judgment lien arose (the “Lien Default”);

WHEREAS, Lender further notified Borrower by letter dated September 15, 2015 that an Event of Default exists under Section 9(vii) of the Note due to an Order of Garnishment on the Borrower’s deposit accounts at BB&T by Northlich, to satisfy the Judgment, “which could reasonably be expected to have a material adverse effect on the Collateral [Lender’s security interest in deposit accounts] or on Borrower's financial condition, operations, assets or prospects” (the “Collateral Default”, and together with the “Lien Default”, collectively, the “Existing Defaults”);

WHEREAS, Lender filed an objection to the Northlich garnishment with the Court, and the Court is currently reviewing the pleadings filed by the parties to the case to determine whether the garnished funds in the amount of the Judgment will be paid to Northlich or to Lender;

WHEREAS, Borrower has requested Lender to, and Lender has agreed to, temporarily extend the term of the Note while the Court is making its decision which may cure the Existing Defaults, and to temporarily increase the principal amount of the Note to meet the Borrower’s current working capital needs;

WHEREAS, Borrower acknowledges and agrees that, as of  November 10, 2015, they owe the Lender the principal amount of $750,000.00, plus accrued interest on the Note, expenses and costs (collectively, the “Obligations”);

WHEREAS, Borrower and Lender desire to enter into this Agreement in order to set forth their agreement regarding the extension of the Note by Lender;

NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.           Extension Period.  At the request of Borrower, Lender agrees to extend the maturity date of the Note until December 31, 2015 (the “Extension Period”), on the following conditions (the “Extension Conditions”):

(a)
Borrower will execute and deliver to Lender an amended and restated Note in the amount of $1,000,000.00 in the form of Exhibit A attached hereto, with a maturity date of December 31, 2015 (the “Restated Note”).

(b)Borrower will pay interest on the Restated Note at the rates and times set forth in the Restated Note, and comply with all of the terms and conditions of the Restated Note.

(c)	If the Court determines that Lender has the first and best lien on the funds at BB&T, such funds will be paid to Lender to be applied as a principal payment on the Restated Note.

(d)	Borrower agrees to pay to Lender all of Lender’s reasonable out of pocket costs and expenses, including attorneys’ fees, in connection with this Agreement.

(e)
The Note will be due and payable in full on December 31, 2015 (the “Maturity Date”). Notwithstanding anything to the contrary set forth in the Loan Documents, the Obligations and all amounts due under the Loan Documents shall be immediately due and payable on the Maturity Date.

(f)	The Loan Documents are hereby deemed to be amended to incorporate the modifications set forth in this Agreement, including but not limited to the Maturity Date.

2.           Termination of Extension Period.  (a)   If Borrower breaches any Extension Condition, or if any Event of Default (as hereinafter defined) occurs during the Extension Period (other than the Existing Defaults), the Extension Period and all extensions, deferrals and indulgences granted by Lender under this Agreement shall automatically terminate, and Lender shall thereupon have, and shall be entitled to exercise, any and all rights and remedies which it may have upon the occurrence of any Event of Default under any of the Loan Documents and applicable law.

(b)           No extension, delay or inaction by Lender in the exercise of its rights and remedies, and no continuing performance by Lender or Borrower under the Note or the Loan Documents: (i) shall constitute: (A) a modification or an alteration of the terms, conditions or covenants of the Note or the Loan Documents, all of which remain in full force and effect; or (B) a waiver, release or limitation upon Lender’s exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved; or (ii) shall relieve or release Borrower in any way from any of their duties, obligations, covenants or agreements under the Note or the other Loan Documents or from the consequences of the Existing Defaults or any other Event of Default thereunder.  Lender is not obligated to waive the Existing Defaults or any other Event of Default  which may occur after the date of this Agreement.

3.           Security.  The Restated Note and the Obligations shall continue to be secured by such Collateral as secured the Notes prior to the execution of this Agreement, including but not limited to the Loan Documents, without change or modification of any kind.

4.           Events of Default.  Borrower will be in default under the terms of this Agreement upon the occurrence of any of the following events (“Event of Default”):

a.	Failure to make any payment to Lender when due or any payment made to Lender is returned for any reason as “unpaid”;
b.	Failure to execute any documents reasonably requested by Lender to evidence the Obligations or perfect its security interests;
c.	Any litigation is initiated against Borrower which litigation might materially affect Lender’s rights hereunder or the likelihood of Lender receiving any payments required hereby;
d.	The occurrence of any Event of Default, as that term is defined in the Loan Documents;
e.	Any representation made herein to Lender is materially false or inaccurate when made;
f.
Lender deems itself insecure with respect to the repayment of the Obligations, based upon facts or events unknown to Lender as of the date of this Agreement or arising subsequent to the date of this Agreement;

g.	Any material adverse change in the financial condition of Borrower; or
h.	Borrower breaches any provision of this Agreement.

Upon the occurrence of any Event of Default, (i) the full amount of the Obligations, together with all accrued interest, shall be immediately due and payable in full without notice or demand of any kind; (ii) Lender shall be entitled to proceed with any and all rights and remedies available to it to collect the Obligations and/or any other sums owed Lender; (iii) Borrower  waives presentment, protest, notice of dishonor and notice of non-payment; and (iv) the interest rate on the Obligations may be increased to the Default Rate set forth in the Note, in Lender’s sole discretion, until the Obligations are repaid in full, whether or not judgment shall be entered in favor of Lender.

5.           Release.  Borrower hereby releases and/or forever discharges Lender, including its members, managers, employees, agents, attorneys, officers, directors, representatives and affiliates, (collectively “Lender Parties”) from any and all claims, demands, actions, causes of action, liabilities, losses or costs, whether known or unknown, which they have, may have, claim to have or allege to have against Lender Parties as of the Execution Date, which relate to this Agreement or the terms of this Agreement, or any instrument executed prior to the date of this Agreement including the Loan Documents, and/or any other actions taken or not taken by the Lender Parties in connection with the Obligations prior to the Execution Date.

6.           General.

(a)           Borrower acknowledges that Lender has made no oral representations to them with respect to this Agreement and that all prior understandings between the parties are merged into the Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and this Agreement may not be modified or amended except in a writing signed by the parties hereto.

(b)           Borrower represents to Lender that the Note and Loan Documents constitute unconditional, absolute, valid and enforceable obligations of Borrower.  Borrower has no defenses, set offs, counterclaims, discounts or charges of any kind against Lender, its officers, directors, employees, agents or attorneys with respect to the Note and Loan Documents which would or might affect (a) the enforceability of any provisions of any of the Loan Documents or (b) the collectability of sums advanced by Lender in connection with the Obligations.

(c)           This Agreement is entered into freely and voluntarily by Borrower, and Borrower  has had the opportunity to have this Agreement reviewed by legal counsel of their own choosing and acknowledges that they have reviewed this Agreement, that their understanding of this Agreement is based upon such review and not based upon any statements, representations or actions of Lender, and that the execution of this Agreement is not under duress or coercion.

(d)           Each party to this Agreement agrees that the terms and conditions of this Agreement are the result of arms-length negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party, or its counsel, participated in the drafting of this Agreement.

(e)           This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

(f)           All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Agreement.

(g)           This Agreement will, in all respects, be governed and construed in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.

(h)           This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(i)           BORROWER  WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)           EACH BORROWER  AUTHORIZES ANY ATTORNEY OF RECORD TO APPEAR FOR THEM IN ANY COURT OF RECORD IN THE STATE OF OHIO, AFTER THE OBLIGATIONS BECOME DUE AND PAYABLE, WHETHER BY THEIR TERMS OR UPON DEFAULT, TO WAIVE THE ISSUANCE AND SERVICE OF PROCESS, AND RELEASE ALL ERRORS AND RIGHTS OF APPEAL, AND CONFESS A JUDGMENT AGAINST THEM  IN FAVOR OF THE HOLDER OF SUCH OBLIGATIONS, FOR THE PRINCIPAL AMOUNT OF SUCH OBLIGATIONS PLUS INTEREST THEREON, TOGETHER WITH COURT COSTS AND ATTORNEYS' FEES.  STAY OF EXECUTION AND ALL EXEMPTIONS ARE HEREBY WAIVED.  EACH BORROWER  ALSO AGREES THAT THE ATTORNEY ACTING FOR THEM AS SET FORTH IN THIS PARAGRAPH MAY BE COMPENSATED BY LENDER FOR SUCH SERVICES, AND BORROWER WAIVES ANY CONFLICT OF INTEREST CAUSED BY SUCH REPRESENTATION AND COMPENSATION ARRANGEMENT.  IF AN OBLIGATION IS REFERRED TO AN ATTORNEY FOR COLLECTION, AND THE PAYMENT IS OBTAINED WITHOUT THE ENTRY OF A JUDGMENT, THE OBLIGOR WILL PAY TO THE HOLDER OF SUCH OBLIGATION ITS ATTORNEYS' FEES.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

HEALTHWAREHOUSE.COM, INC.	HWAREH.COM, INC.

By: _/s/ Lalit Dhadphale___________	By: _/s/ Lalit Dhadphale__________
Print Name: Lalit Dhadphale	Print Name: Lalit Dhadphale
Title: President & Chief Executive Officer	Title: President & Chief Executive Officer

HOCKS.COM, INC.

By: _/s/ Lalit Dhadphale__________
Print Name: Lalit Dhadphale
Title: President & Chief Executive Officer

MELROSE CAPITAL ADVISORS, LLC

By: _/s/ Timothy Reilly__________________
Name: Timothy Reilly
Title: Managing Member